AGREEMENT

THIS AGREEMENT (the “Agreement”), dated as of September 15, 2009, is entered into by and among Golden Green Enterprises Limited (the “Company”), as successor-in-interest to China Opportunity Acquisition Corp. (“COAC”), on the one hand, and Oasis Green Investments Limited, Plumpton Group Limited, and Honest Joy Group Limited (each an “Investor,” and together the “Investors”), on the other hand.  The Investors and the Company are also each referred to separately as a “Party” and together as the “Parties.”  The Parties, in order to resolve disputed and contested issues and to limit the hazards, uncertainties and inconvenience of potential litigation, enter into this Agreement.

WHEREAS, COAC was formed as a special-purpose acquisition company with significant amounts of cash held in trust at its inception, but with no active business operations;

WHEREAS, COAC’s only business purpose was to find a suitable merger partner using the cash in trust as all or part of the consideration for a merger;

WHEREAS, COAC identified the Company as a suitable merger partner and entered into negotiations with the Company and the Investors in respect of a potential merger transaction;

WHEREAS, on November 12, 2008, the Company executed an Agreement of Merger and Plan of Reorganization with China Opportunity Acquisition Corp. (“COAC”), Wealth Rainbow Development Limited, Henan Green Complex Materials Co., Ltd, and the Investors (the “Merger Agreement”), whereby the Company and COAC agreed, upon the satisfaction of several conditions to closing, to merge with the Company surviving after the merger (the “Merger”);

WHEREAS, pursuant to the Merger Agreement, the Company agreed to issue a total of three million additional Ordinary Shares of the Company (the “Earn-Out Shares”) to the Investors in three equal annual installments with such Earn-Out Shares to be divided among the Investors as specified in the Merger Agreement for each year that the Company met the respective performance thresholds specified therein;

WHEREAS, one of several conditions to the closing of the Merger required COAC to hold a stockholders’ meeting to obtain approval of the Merger from its stockholders;

WHEREAS, in connection with seeking approval of the Merger from its stockholders, COAC used most of the funds from its Trust Fund (as defined in the Merger Agreement) to pay certain stockholders to redeem their Ordinary Shares and/or to help ensure that holders of a sufficient number of Ordinary Shares would vote in favor of the Merger (the “Redemptions”);

WHEREAS, notwithstanding the Redemptions and the significantly depleted funds in the Trust Fund, the Company proceeded with the Merger, and succeeded to the rights and obligations of COAC;

WHEREAS, the Company and the Investors have been negotiating in order to determine the appropriate treatment and payout of the Earn-Out Shares; and

WHEREAS, the Parties have agreed, without any admission of liability, that it is in the interests of all of the Parties and their respective Affiliates and investors to resolve the issues relating to the Earn-Out Shares amicably and to release the other from any and all liability associated with the Earn-Out Shares.

2.           Definitions. Capitalized terms not otherwise defined herein shall have the following meanings:

a.	Affiliates means all persons and entities controlling, controlled by or under common control with a Party.

b.
Claims means any and all claims, demands, causes of actions, or liabilities, of any and every character, kind and nature whatsoever, in law or in equity, whether known or unknown, foreseen or unforeseen, past, present, or future, accrued or unaccrued, contingent or fixed, arising out of or related to any or all of the Merger Agreement, the Earn-Out Shares, the Merger, and the Redemptions.

c.	Securities Act means the U.S. Securities Act of 1933, as amended.

3.           Terms of Payout of Earn-Out Shares.

a.
Delivery of Shares.  Upon execution of this Agreement by the Company and the Investors, the Company shall promptly, and no later than ten days after the date this Agreement is executed by the Parties, deliver an aggregate of Two Million Eight Hundred and Fifty Thousand Ordinary Shares (2,850,000) collectively to the Investors with each Investor a certificate for such number of Ordinary Shares as is set forth opposite such Investor’s name on the signature pages hereto to the Investor’s address specified on such signature page (the “Investor Shares”).

b.
Relief.  The Company acknowledges that in the event it fails to deliver to an Investor a certificate or certificates representing the applicable number of Investor Shares as provided in Section 3.a, any remedy at law may prove to be inadequate relief to the affected Investor.  The Company agrees that such Investor may require specific performance of this Agreement by insisting upon delivery of the applicable Investor Shares, and shall be entitled to seek temporary and permanent injunctive relief without the necessity of proving actual damages and without posting a bond or other security.

4           Interpretation. The Parties have participated jointly in the negotiation and drafting of this Agreement.  If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party because of the authorship of any provision of this Agreement.

5.           No Admission.  By entering into this Agreement, no Party is in any way admitting any liability to any other Party on account of any matter covered by this Agreement.  Rather, this Agreement is entered into solely for the purpose of compromise and settlement of doubtful and contested claims and issues, to buy peace, and to avoid the hazards, delays, and uncertainties of litigation.

6.           Mutual Releases.  Effective on the Release Date, each Investor, on behalf of itself and its Affiliates, releases, acquits, and forever discharges the Company, its predecessors and successors in interest, its parent and subsidiary organizations, and its Affiliates, all of their respective officers, directors, employees, managers, shareholders, partners, attorneys, accountants, advisors, representatives, agents, insurers, heirs, executors and assigns (collectively, the “Company Releasees”) of and from any and all Claims; and each Investor covenants never to sue any of the Company Releasees upon any of the Claims hereby released.  Effective on the Release Date, the Company, on behalf of itself and its Affiliates, releases, acquits, and forever discharges each Investor and its Affiliates, and all of their respective officers, directors, employees, managers, shareholders, partners, attorneys, accountants, advisors, representatives, agents, insurers, heirs, executors, and assigns (collectively, the “Investor Releasees”) of and from any and all Claims; and the Company covenants never to sue any of the Investor Releasees upon any of the Claims hereby released.

7.           Indemnification.  In the event that any Investor institutes any proceedings or asserts any Claim against any of the Company Releasees, such Investor, to the fullest extent permitted under the law, shall hold harmless, defend and indemnify such Company Releasees with respect to such proceedings and asserted Claims.

8.           Choice of Law.  This Agreement shall be interpreted and construed according to the internal laws of the State of New York (without giving effect to any choice of law or conflict of law provisions of any jurisdiction), and applicable laws of the United States of America.

9.           Entire Agreement.  This Agreement supersedes all other prior oral or written agreements between the Parties with respect to the matters set forth herein and contains the entire agreement of the Parties with respect to the matters set forth herein.  If any provision of this Agreement shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of that or any other provision of this Agreement in any other jurisdiction.

10.           Amendments.  This Agreement may be modified or amended only in writing, signed by each of the Parties to this Agreement prior to the effective date of any such modification or amendment.  Any waiver must be in writing and signed by each Party whose interests are adversely affected by such waiver.  No waiver granted in any one instance shall be construed as a continuing waiver or as a waiver applicable to any other provision.   No exercise or failure to exercise any right shall preclude any other or further exercise of that right or any other right.

11.           Representations.  The Parties acknowledge that this Agreement is executed after substantial, long-term negotiations between and among representatives of the Parties.  Each Party represents that: (a) such Party and its attorneys have conducted their own investigation concerning the facts surrounding the matters covered by this Agreement and in voluntarily choosing to execute this Agreement, have relied upon their own analysis of such facts and not on any information furnished by any other Party or its representatives; (b) there are no oral or other written agreements concerning the subject matter of this Agreement; (c) the right to rely on any oral or written statement of any Party or any failure of any Party to state any fact is expressly waived and released; (d) it owns and has the right to release any Claims released herein; (e) such Party has the requisite corporate power and authority to enter into and to perform this Agreement; and (f) the person signing the Agreement on behalf of such Party has been authorized to execute and deliver this Agreement on behalf of such Party.  In addition, each Investor represents that it (i) is acquiring the Investor Shares in the ordinary course of business for its own account and not with a view towards, or for resale in connection with, the sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act, (ii) does not have a present arrangement to effect any distribution of the Investor Shares to or through any person or entity, (iii) does not presently have any agreement or understanding, directly or indirectly, with any person to distribute any of the Investor Shares, (iv) is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act and (v) is not a registered broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended.  Such Investor understands that the Company is relying on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Investor’s compliance with, its representations, warranties, agreements, acknowledgments and understandings set forth herein in order to determine the availability of such exemptions.  When executed by all Parties and delivered by each Party to the other Parties, this Agreement will constitute the legal, valid and binding obligation of each Party.  This Agreement shall be binding upon the assignees and successors of the Parties.  This Agreement is personal to the Parties and is not intended to create any right in any third person who is not a Party or is not identified as a Company Releasee or an Investor Releasee in Section 6 of this Agreement.

12.           Notice.  All notices, demands, waivers or other communications required or permitted under this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile evidenced by confirmation of transmission (provided a copy of such facsimile is also sent by one of the methods provided in (i), (iii) or (iv) of this Section 12 within 24 hours of transmission); (iii) two calendar days after deposit with a courier service that regularly conducts deliveries in the recipient’s jurisdiction; or (iv) if the recipient is located in the United States, five calendar days after deposit in the United States mail, postage prepaid, return receipt requested, in each case addressed to the addressees shown below:

If to an Investor:

Lu Yu Ying
c/o Lu Ming Wang
Henan Green Complex Materials Co., Ltd
Henan Zhengzhou Xinzheng
Shuanghujingjikaifaqu 1 hao
Xinzheng City Zip Code 451191
Henan Province
People's Republic of China
Tel:  +86-371-62568634
Fax:  +86-371-62568683

If to Company:

Golden Green Enterprises Limited
No. 69 Huaibei Street, Longhai Middle Road
Zhengzhou, China, 451191
Attention: Chief Executive Officer

with a copy to:

Joseph R. Tiano, Jr.
Pillsbury Winthrop Shaw Pittman LLP
2300 N Street, NW
Washington, DC  20037-1122
Tel: (202) 663-8348
Fax: (202) 354-4844
Email: joseph.tiano@pillsburylaw.com

Any Party may change such Party’s address for the purpose of notices, demands and requests required or permitted under this Agreement by providing written notice of such change of address to the other Party, which change of address shall only be effective when notice of the change is actually received by the Party who thereafter sends any notice, demand, or request.

13.           Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.  A facsimile or electronically reproduced signature shall constitute due execution, shall be admissible as evidence of execution, and shall be binding upon the signatory with the same force and effect as if the signature were an original.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement.

Number of Investor Shares:	OASIS GREEN INVESTMENTS LIMITED

2,622,000	By:
Name:
Title:

[Signature Page of Golden Green Agreement]

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement.

Number of Investor Shares:	PLUMPTON GROUP LIMITED

142,500	By:
Name:
Title:

[Signature Page of Golden Green Agreement]

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement.

Number of Investor Shares:	HONEST JOY GROUP LIMITED

85,500	By:
Name:
Title:

[Signature Page of Golden Green Agreement]

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement.

GOLDEN GREEN ENTERPRISES LIMITED

By:
Name:	Mingwang Lu
Title:	Chief Executive Officer

[Signature Page of Golden Green Agreement]